                                                                   EXHIBIT 6.6

                                    DATED:


                  ------------------------------------------


                                BY and BETWEEN:



                            MARINE PROPERTIES LTD.

                                   LANDLORD


                                     -and-


                          INTER CAPITAL CANADA. INC.

                                    TENANT


                    ----------------------------------------

                                     LEASE

                    ----------------------------------------








                                MARINE BUILDING
                               Montreal, Quebec

                                  LEASE INDEX


INTENT OF LEASE                                                       1
PREMISES                                                              1
USE OF PREMISES                                                       1
TERM                                                                  2
MINIMUM RENT                                                          2
PAYMENT OF MONIES                                                     3
MOVEABLE HYPOTEC                                                      3
UTILITIES                                                             4
BUSINESS AND WATER TAXES                                              4
OTHER TAXES                                                           4
OPERATING COSTS AND TAXES                                             5
INSURANCE                                                             6
DAMAGE OR DESTRUCTION OF PREMISES OR BUILDING                         7
ASSIGNMENT AND SUBLEASE                                               8
ADDITIONAL COVENANTS OF THE TENANT                                    8
MAINTENANCE, REPAIRS, REPLACEMENTS, ADDITIONS,
ALTERATIONS, INSTALATIONS                                             9
DEFAULT                                                              10
RESPONSIBILITY AND DAMAGES                                           11
NOTICE                                                               12
RIGHT OF ENTRY                                                       13
TERMINATION OF LEASE                                                 13
RELOCATION WITHIN THE BUILDING                                       13
BROKERAGE COMMISSION                                                 14
SUBORDINATION                                                        14
RENOVATION RIGHTS                                                    14
SIGNAGE                                                              14
SPECIAL CONDITIONS                                                   15
ADDITIONAL CHARGES                                                   15
EXPIRATION OF THE TERM OF THE LEASE                                  15
EXPROPRIATION                                                        16
MISCELLANEOUS                                                        16
SCHEDULE A' - RULES AND REGULATIONS                                  18
SCHEDULE B' - TENANTS WORK                                           20
            - LANLORD'S WORK                                         20
SCHEDULE C' - CERTIFICATE OF INSURANCE                               21

                                     LEASE


     AGREEMENT OF LEASE ENTERED INTO AS OF THE          DAY OF
     June 1999



     BETWEEN:
     MARINE PROPERTIES LTD., a body politic and corporate, duly incorporated according to Law hereinafter referred to as (the "Landlord");

     OF THE FIRST PART

     AND:
     INTER CAPITAL CANADA INC., a body politic and corporate, having its head office in the City Montreal of herein acting and represented by Alex Kennedy, its President, authorised for these purposes by virtue of a Resolution of its Board of Directors enacted in March of 1997, a certified copy of which Resolution is attached hereto, hereinafter referred to as (the "Tenant"),


     OF THE SECOND PART

     ARTICLE 1

                               INTENT OF LEASE

     1.1 It is the intent of the parties that this Lease shall be absolutely net to the Landlord except as expressly hereinafter set out. Any amount and any obligation, which is not expressly declared to be that of the Landlord, shall be deemed to be the obligation of the Tenant to be performed by and at the expense of the Tenant.

     ARTICLE 2

                                   PREMISES

     2.1 For and in consideration of the rent, covenants, agreements and conditions hereinafter contained on the part of the Tenant to be respectively paid, kept, observed and performed, the Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, certain premises in the building situated at 1411 Peel Street, Montreal, Quebec (the "Building") consisting of approximately three thousand fifty-seven (3,057) square feet of rentable area, being part of the fifth floor, and bearing suite 500, as shown on the floor plan as Schedule "B", (the "Premises").


     The Premises are situated in the Building erected on Subdivisions One, Two, Three and Four of the original Lot number One Thousand Four Hundred and Fifty-Eight (Lot 1458-1-2-3-4) on the Official Plan and Book of Reference of the St-Antoine Ward, Registration Division of Montreal (the "Land").


     (The said Building and Land sometimes hereinafter being referred to as the "Property".)


     ARTICLE 3

                                USE OF PREMISES

     3.1 The Tenant covenants that the Leased Premises shall be used solely for:

               Online game service and provides entertainment management, marketing & consulting services, as well as automated transaction processing and proprietary software for Internet clients.

3.2 During the term of the lease, the Tenant undertakes at all times to continuously, actively and diligently conduct its business in the whole of the Premises in an up-to-date, high class, reputable and efficient manner.

3.3 Tenant hereby acknowledges that the Landlord will suffer substantial damage and serious and irreparable injury if the Premises are abandoned or left vacant at any time during the term of the Lease, or if the Tenant does not comply with the provisions of 3.1 and 3.2, even if the Tenant continues to pay rent as required under this Lease.

ARTICLE 4

                                     TERM

4.1 The term of this lease shall be of five, (5) years and shall commence at 12:00 hours on the first (1) day of August, Nineteen Hundred and NINETY-NINE
(1999) the "Commencement Date" and shall expire at 24:00 hours on the (31) day of July, (2004), (the "Term").

4.2   DELAYED POSSESSION AND COMMENCEMENT DATE

If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant by the Commencement Date, then, unless such delay is principally caused by, or attributable to Tenant, its servants, agents or independent contractors, Tenant will take possession of the Premises when they are delivered to it by the Landlod. Tenant will have a thirty (30) day free rent/operating cost for construction purposes, commencing from the time that possession is delivered to it by the Landlord. Should the foregoing delayed possession occur, this Lease will not be void nor voidable by the Tenant, nor will Landlord be liable to Tenant for any loss or damages resulting from any delay in delivering possession of the premises to Tenant. For the sake of clarity, the rent and additional rent due by the Tenant will be payable commencing thirty (30) days from the delivery of possession to the Tenant. Should the Tenant take possession of a portion of the Premises after the expiry of the thirty (30) day period referred to above, it will pay rent is respect thereof from the date that such possession is so taken.

ARTICLE 5

                                 MINIMUM RENT

5.1 During the Term, the Tenant agrees to pay to the Landlord as minimum rent ("Minimum Rent"):
      The base or minimum rent per square foot per annum for the rentable area of the premises will be:

      Years 1&2 @ TEN DOLLARS ($10.00) net psf of gross rentable area
      Year  3   @ ELEVEN DOLLARS ($11.00) net psf of gross rentable area
      Years 4&5 @ TWELVE DOLLARS ($12.00) net psf of gross rentable area

5.11 The said rentals shall be payable in equal, consecutive monthly instalments in advance on the first (1st) day of each month, commencing on the date hereof.

ARTICLE 6

                               PAYMENT OF MONIES

  6.1 The Minimum Rent, all additional rent, and all other amounts payable by the Tenant to or for the account of the Landlord shall be paid in lawful money of Canada immediately when due, without the necessity of any demand thereof, at the Landlord's address set forth in Article 18 or at any other place which the Landlord may designate in writing. All amounts to be paid by the Tenant to or for the account of the Landlord, whether or not referred to as rent, shall be deemed to be rent. All such amounts shall be paid without deduction, abatement, compensation, or set-off, the Tenant hereby waiving and renouncing to all claims, set-off and compensation against any amounts due hereunder, save and except as expressly provided herein.

6.2 Any amount not paid when due shall bear interest at the rate charged by the Royal Bank of Canada to its most credit-worthy commercial customers plus 2% per annum payable and compounded monthly.

6.3 The obligations of the Tenant to make any outstanding payments shall survive the expiration or early termination of this Lease.

6.4 The acceptance by the Landlord of any post-dated cheque or money owing for rent after its due date is to be considered as a mode of collection only, without novation of, nor derogation from, any of Landlord's right, recourses and actions in virtue of this Lease which demands punctual payment of all obligations.

                              MOVEABLE HYPOTHEC

6.5

(a) As continuing and collateral security for the due and punctual payment of Rent and all other amounts now owing or which may hereafter become owing to the Landlord by the Tenant under this Lease, as same may be amended, renewed, extended or supplemented, and as continuing and collateral security for the due and punctual performance and fulfilment of all other obligations, covenants and agreements of the Tenant contained in this Lease, as same may be amended, renewed, extended or supplemented, the Tenant hereby hypothecates in favour of the landlord, with effect as of and from this date, for the sum of fifty thousand dollars ($50,000.00) and interest thereon at the Stipulated Rate in force on the date hereof (being 13% per annum), calculated semi-annually, not in advance, all of the rights, title and interests of the Tenant in and to the following universality (hereinafter referred to as the "University"):

       (i) the university of all moveable improvements, equipment, machinery, furniture and trade fixtures of every kind, present & future, located on or upon the Premises or used directly or indirectly in connection with the business of the Tenant carried on at the Premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such moveables.

       (ii) The universality of all property in stock, raw material, fixtures, present and future, situated on or upon the Premises or used directly or indirectly in connection with the business of the Tenant carried on at the premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such moveables.

(b) The hypothec herein created in favour of the Landlord shall be construed as a floating hypothec under Article 2715 of the Civil Code of Quebec.

(c)  The security hereby created is without delivery.

(d) Upon the occurrence of an Event of Default the security herby constituted shall become enforceable and the landlord shall forthwith be entitled to exercise any and all of the rights provided for in Chapter V of Title III of Book VI of the Civil Code of Quebec and in the Code of Civil Procedure of Quebec.

(e) However, should the Tenant obtain a bona fide financing for the operation of its business in the Premises from a Canadian chartered bank or other reputable financial lending institution acceptable to Landlord acting reasonably (the Tenant's Lender), the Landlord shall execute, at the cost of the Tenant, a subordination agreement in favour of such bona fide financing in a form and contents satisfactory to the Landlord and its legal counsel, provided that Tenant pays to the landlord all costs incurred in relation thereto, including without restriction legal costs, acting reasonably and that, no security granted or to be granted to the Tenant's Lender shall affect or in any manner whatsoever charge any asset which is or may, under the Lease, become the property of the Landlord.

ARTICLE 7

                                  UTILITIES

(Article deleted intentionally).

ARTICLE 8

                           BUSINESS AND WATER TAXES

8.1 The Tenant shall pay business and water taxes and other similar taxes, rates, duties, levies, assessments, and charges imposed upon or in respect of the personal property, inventory, leasehold improvements, machinery, equipment, or fixtures of the Tenant, or upon the business carried on in the Premises, and all other taxes, rates, duties, levies, assessments, and charges which are or may be payable by the Tenant as a Tenant and occupant of the Premises. If by law, regulation or otherwise, any such tax is made payable by the landlords or proprietors, or if the mode of collecting any such tax be so altered as to make the Landlord liable, therefore, instead of the Landlord, the Tenant shall pay to the Landlord forthwith upon demand the amount of any such tax imposed on the Landlord as a result of such change.

ARTICLE 9

                                  OTHER TAXES

9.1 In the event that a value added tax, sales tax or similar tax shall be imposed by any competent fiscal authority, the said tax shall be payable by the Tenant at the same time as rental and/or additional rental to the entire exoneration of Landlord, notwithstanding that the law may stipulate that such a tax is payable by Landlord.

ARTICLE 10

                           OPERATING COST AND TAXES

10.1 In this Lease "Proportionate Share and/or Proportionate Shares" means, and the parties hereby agree that, for the purposes of this Lease, the Proportionate Share of Tenant shall be deemed to be as follows:

a)        For purposes of calculating Operating Costs as defined hereinbelow:
     percent (3.98%) and;

b)        For Taxes defined hereinbelow:
     percent (2.24%).

     "Operating Costs" means in any fiscal period designated by the Landlord, all expenses, costs and disbursements of every kind and nature
     (determined for each fiscal period on an accrual basis) incurred by or on behalf of the Landlord with respect to and for the operation, maintenance, repair, replacement, security and management of the Property, all without duplication. Without in any way limiting the generality of the foregoing, Operating Costs shall include the following:

c) wages, including fringe benefits of persons directly employed or engaged in the operation, maintenance, repair, replacement, security and management of the Property;

d) costs of goods and services supplied, used or incurred directly in the operation, maintenance, repair, replacement, security, and management of the Property, including heating, ventilating and air-conditioning costs, the cost of providing cleaning, janitor, supervisory, maintenance and security services, the cost of operating elevators, including the freight elevator, escalators (including the escalators to the Premises), stairways, the cost of providing hot and cold water, electricity and other utilities and services, the cost of maintenance of and repairs to the Property and any equipment, machinery or apparatus, and the cost of window cleaning, snow and ice removal;

e) business and water taxes and governmental impositions not otherwise charged directly by Tenants;

f) cost of insurance as may be carried by the Landlord in respect of or attributable to the Property or related thereto, including without limitation all risk insurance against fire and other perils, and liability regarding casualties, injuries, and damages, and rental income insurance;

g) the cost of any modification and additions to the Building or the machinery and equipment therein where, in the reasonable opinion of the Landlord, such expenditure may reduce Operating Costs or the cost of any additional equipment or machinery required by law, or in the Landlord's reasonable opinion, for the benefit or safety of the persons using the Building;

h) the total annual amortisation of capital (on a straight line basis over the useful life or such other period reasonably determined by the Landlord) and interest on the unamortized capital of the cost of all machinery, equipment, supplies, repairs, replacements, modifications and improvements which in the Landlord's reasonable opinion have an estimated useful life longer than one fiscal year of the Landlord, and the cost whereof has not previously been charged to the Tenant the Landlord warrants that all amounts which, in accordance with generally accepted accounting principles may be treated as capital items, shall be amortised as aforesaid rather than expensed;

i) administrative costs equal to 15% of all taxes, costs and expenses incurred by the Landlord in maintaining, operating and supervising the Property;

          j) increments in the cost of borrowing money, the Tenant agreeing that it shall be responsible for a Proportionate Share of any additional interest payable by the Landlord during the term of the present Lease or the renewal of the Landlord's existing first mortgage loan to the extent that the principal amount of such loan does not exceed the original principal amount of the existing first mortgage loan. "Tax", "Taxes" means all taxes, rates duties, levies, assessments, or charges whatsoever (including local improvement taxes and rates) attributable to and levied in respect of the Property payable by the Landlord to any duly constituted authority whether federal, provincial, municipal, school or otherwise, and includes tax on paid-up capital (or portion thereof reasonably attributable to the Property if applicable) and any taxes, rates, duties, levies, assessments, or charges which may in the future be levied in addition to or in substitution for taxes currently levied, and also includes any and all costs and expenses incurred, paid or payable by the Landlord in contesting or appealing any such taxes, rates, duties, levies, assessments or charges.

          10.2 The Tenant shall within 5 days of receipt of a statement from the Landlord setting forth the Operating Costs and Taxes, and the Tenant's Proportionate Share thereof, pay the Proportionate Share to the Landlord.

          10.3 The Landlord may for any fiscal period estimate the Proportionate Share and notify the Tenant in writing of the estimated Proportionate Share. The amount so estimated should be payable in equal monthly instalments in advance on the same day as the monthly instalments of Minimum Rent. The Landlord may, from time to time, alter the fiscal period selected, in which case, and in the case where only a broken portion of the fiscal period is included within the term of this Lease, the appropriate adjustment in monthly payments shall be made. From time to time during the fiscal period, the Landlord may re-estimate any of the foregoing on a reasonable basis for such fiscal period or broken portion thereof, in which event the Landlord shall notify the Tenant in writing of such re-estimate and fix monthly instalments for the then remaining balance for such fiscal period or broken portion thereof, such that, after giving credit for the instalments paid to the Landlord on the basis of the previous estimate or estimates, the entire estimated Proportionate Share will have been paid during such fiscal period or broken portion thereof. As soon as practicable after the expiration of each fiscal period, the Landlord shall make a final determination of the Proportionate Share thereof for such fiscal period and (if applicable) broken portion thereof and notify the Tenant, and the Landlord and Tenant shall immediately make the appropriate re-adjustment and payments and repayments. Operating expenses and taxes for the year ending December 31/st/, 1999, shall not exceed $13./psf of gross rental area of the premises. The operating expenses and taxes shall not increase by more than 4% per year 2, 3, 4 & 5 of the Term.

          ARTICLE 11
                                   INSURANCE

          11.1 The Tenant shall at its sole cost and expense take out and at all times keep in force:

          11.1.1 comprehensive public liability insurance in favour of the Landlord and the Tenant covering such risks and in such amounts acceptable to the Landlord, it being understood and agreed that in no case shall such insurance is in an amount of less than ONE MILLION DOLLARS ($1,000,000);

          11.1.2 all risk property damage insurance covering all Improvements (as hereinafter defined) made by the Tenant to the Premises, and all trade fixtures, inventory and property of the Tenant on the Premises, in amounts equal at all times to no less than the full replacement cost thereof;

          11.1.3 such other insurance as the Landlord may from time to time reasonably require.

          11.2 All contracts of insurance required to be maintained under the provisions of this

Lease shall be issued by companies and approved by the Landlord, acting reasonably, and shall be signed by each insurer, and such policy shall indicate the Landlord as co-insured to the extent of its interest. Each policy shall contain an undertaking by the insurer to give the Landlord at least thirty (30) days' prior written notice of cancellation or modification.

11.3 The Tenant thereof shall promptly deliver each policy and every renewal to the Landlord sixty (60) days, acting reasonably, prior to the expiration of the policy then in force, with evidence of payment of the premiums thereon. In the event that the Tenant shall at any time fail to take out, pay for, maintain, or deliver any of the insurance policies provided for in this Lease, the Landlord may, but shall not be obliged to, without notice to or demand upon the Tenant, and without waiving or releasing the Tenant from any obligation hereunder, effect any such insurance coverage and pay the premiums thereof. The Landlord may thereupon charge the amount of the premiums to the Tenant with interest on the amount thereof at the rate charged by the Royal Bank of Canada to its most credit-worthy commercial customers plus 2% per annum payable and compounded monthly. The Tenant hereby covenants and agrees to pay same to the Landlord forthwith upon receipt from the Landlord of a notice stating the amount thereof paid by it and the date of payment, and the Tenant agrees that any and all of such amounts so paid by the Landlord shall be recovered by the Landlord as additional rent.

11.4 The Landlord shall take out and at all times keep in force such insurance against such perils and in such amounts as a prudent owner of similar properties and carrying on a similar business would carry.

11.5 Tenant shall pay all extra premiums of insurance, both on said building and on the property of other Tenants therein that the Company with which the premises may be insured shall exact, either from the Lessor or from the Tenants of the building in consequence of the business carried on therein by the Lessee or anything brought into, or stored in, the said premises by the Lessee.

ARTICLE 12

                 DAMAGE OR DESTRUCTION OF PREMISES OR BUILDING

12.1 If and whenever during the term of this Lease, the Premises shall be destroyed or damaged by fire, lightning, tempest, vandalism, act of God, or any other cause of whatsoever nature, the Tenant shall give prompt written notice thereof to the Landlord.

12.2 In the event of damage to or destruction of the Building or the Premises or a part thereof by fire or other cause of whatsoever nature, including that set forth in paragraph 12.1 hereof, the Lease shall not be rescinded or terminated notwithstanding the provisions of the Civil Code unless Landlord, in its absolute and entire discretion, elects to cancel this Lease.

12.3 If any damage or injury by fire or any other cause to the Building or the leased Premises, whether partial or not, is due to the fault or neglect of Tenant, Tenant's officers, agents, employees, servants, visitors or licencees, without prejudice to any other rights of subrogation of Landlord's insurer, Tenant shall be liable for all costs and damages and the damages may be repaired by Landlord at Tenant's expense and in no event shall there be an apportionment or abatement of rent.

12.4 In the event of a rebuilding or repair of the Building, the Landlord shall not be obligated to rebuild the Building or any part thereof according to the original plans and specifications. Tenant shall be solely responsible for the rebuilding and repair of its Premises, unless the gross fault or gross negligence of Landlord caused the damage or destruction.

12.5 In the event of rebuilding or repair of the Premises, and the Landlord requiring Tenant to vacate the Premises during the period of such rebuilding, Tenant undertakes and agrees to vacate the Premises during such period and to reintegrate the Premises five (5) days following notice that the Premises are again ready for occupancy by the Tenant. In no case shall there be any abatement of rental of whatsoever nature, it being understood and agreed, however, that the Landlord shall proceed if it so elects to proceed, with due diligence.

12.6 The Tenant shall have no recourse against the Landlord in the event of any damage or destruction to the Building or the Premises from whatsoever cause other than due to the gross fault or gross negligence of Landlord.

ARTICLE 13

                           ASSIGNMENT AND SUBLEASE


13.1 Without prior written consent of the Landlord which shall not be unreasonably withheld, the Tenant shall not assign, transfer or other encumber this Lease or any part thereof or any of the Tenant's rights, title or interest thereto or therein, or sublet the whole or any part of the Premises, or permit the Premises or any part thereof to be used by another, provided, however, that Tenant may assign this Lease and sublet the Premises to a subsidiary of Tenant, without having to obtain the Landlord's consent.

       Furthermore, if the Tenant wishes to so assign, sublet, or transfer the whole or any part of the Premises to a third party other than a subsidiary of the Tenant, it must submit to the Landlord a copy of the offer to so sublet, transfer or assign the whole or any portion of the said Premises together with the request for consent. In such circumstances, the Landlord shall have fifteen
(15) days from receipt thereof to match the terms and conditions of the said offer to sublet, or, at the Landlord's option, to cancel the present Lease as of the effective commencement date of such sublet, transfer or assignment, consent to such subletting, or refuse such consent by registered letter postmarked within such delay.

       The Landlord's refusal of consent shall be deemed reasonable (without in any way restricting the Landlord's right to refuse its consent on other reasonable grounds) where the assignee or subtenant proposed by the Tenant is then a Tenant of the Building and the Landlord has or will have during the next ensuing six (6) months suitable space for rent in the Building.

       Notwithstanding the above, if any assignment, transfer or sublet takes place, the Tenant shall remain jointly and severely responsible for the payment of all sums due or to become due hereunder, and all the other terms, clauses, and conditions hereof, and does hereby waive the benefits of division and discussion.

13.2   TRANSFER BY LANDLORD

       The Landlord shall be entitled to transfer all or part of its rights under the present Lease to a third party, whether by sale or otherwise. In the event of such transfer, to the extent that such transferee or purchaser assumes Landlord's obligations under this Lease, the Landlord shall be released from any and all obligations to the Tenant.

ARTICLE 14

                      ADDITIONAL COVENANTS OF THE TENANT

14.1 In addition to the covenants, agreements, terms and conditions contained herein on the part of the Tenant to be performed or observed, the Tenant further covenants and agrees:

14.1.1 to promptly pay or cause to be paid to the Landlord the rent and any other sums of money which may become due hereunder whether deemed rent or not at the time and in the manner herein mentioned and to observe and perform and to permit no violation of any covenant, agreement, term, and condition herein contained on the part of the Tenant to be performed or observed;

14.1.2 at its sole cost and expense to keep the Premises in a clean, wholesome and sanitary condition, free and clear of all waste, paper, and other substances which could be a nuisance or liable to occasion fire, and to cause all dirt, rubbish, garbage, and other refuse or matter on or about the Premises to be carefully collected and deposited in containers provided by the Tenant and disposed of at the sole cost and expense of the Tenant;

14.1.3 at its sole cost and expense, promptly to comply with all laws and ordinances, and the orders, rules, regulations, and requirements of all federal, provincial regional and municipal governments and appropriate departments, commissions, boards and offices thereof, as well as the orders, rules and regulations of the board of fire, underwriters having jurisdiction where the Premises are situated, or any other body now and hereafter constituted exercising similar functions, which may be applicable to the Premises;

14.1.4 not to leave the Premises unoccupied or vacant (and surrender of the keys shall not be necessary in order that the Premises may be deemed unoccupied or vacant). Acceptance of the surrender of this Lease shall not be effective unless made in writing and signed by the Landlord.

14.1.5 to keep and maintain upon the Premises during the entire term of the Lease or any renewal thereof sufficient furniture, fixtures and inventory, free and clear of any liens, encumbrances or charges of whatever nature, and in full ownership by the Tenant, sufficient to guarantee the payment of six (6) months' rental and additional rental to the Landlord.

ARTICLE 15

                      MAINTENANCE, REPAIRS, REPLACEMENTS,
                     ADDITIONS, ALTERATIONS, INSTALLATIONS

15.1 The Tenant shall, at its own cost and expense, keep and maintain the Premises in good order and condition, the whole as a careful owner would do.

15.2 The Landlord shall be entitled, at any time and from time to time, with reasonable notice, to enter and examine the state of repair, maintenance, and order of the Premises. The Landlord may give notice to the Tenant requiring that the Tenant perform all maintenance and effect all repairs and replacements to which it is obliged pursuant to the terms hereof. Failure of the Landlord to give such notice shall not, however, relieve the Tenant from its obligations under section 14.1. In the event that the Tenant fails to commence such maintenance, repairs, or replacements within fifteen (15) days of the Landlord's notice and to complete the same with reasonable diligence, the Landlord shall have the right, but not the obligation, to elect, at its sole discretion, to cause the repairs, maintenance, or replacements to be undertaken, and to charge the Tenant thereof, acting reasonably.

     Notwithstanding the foregoing, in the event of an emergency, the Landlord shall have the immediate right, but not the obligation, without prior notice to the Tenant, to cause such repairs, maintenance, or replacements to be undertaken, and to charge the Tenant thereof acting reasonably.

15.3 The Tenant shall not make additions, installations, alterations, improvements, changes or additions to the Premises or any part thereof (collectively the "Improvements") without prior written consent of the Landlord, which shall not be unreasonably withheld. As a condition precedent to obtaining the Landlord's consent, the Tenant shall submit to the Landlord:

15.3.1 the plans and specifications relating to the Improvements;

15.3.2 all necessary permits from the appropriate public authorities;

15.3.3 the name of its contractor and proof, satisfactory to the Landlord, that such contractor is adequately insured against risks which a prudent contractor would normally insure against;

15.3.4. proof, satisfactory to the Landlord, that the Tenant's contractor is in good standing with the Commission des Accidents du Travail.

          15.4 The cost of the Improvements shall be the sole responsibility of the Tenant and if any payment in respect thereof is made by the Landlord, the same shall be immediately repayable to the LandLord by the Tenant and collectible as additional rent.

          15.5 Should any privilege at any time be registered against the Premises or any part thereof for work, labour, services, or material ordered by the Tenant, or for the cost of which the Tenant may in any way be obligated, the Tenant shall have same discharged within thirty
          (30) days after it has been notified of the registration thereof. Notwithstanding the foregoing, the Tenant shall not be required to effect such discharge provided that it is contesting the amount or validity of such privilege and provided further that it has, if so requested by the Landlord, deposited into court or with a third party mutually acceptable to the Tenant and the Landlord, the amount of the privileged claim plus a reasonable amount for costs as estimated or approved by the Landlord.

          15.6 At the expiration or earlier termination of this Lease, all Improvements shall become the property of the Landlord, without any compensation therefor being allowed to the Tenant.

          15.7 The Tenant may at the expiration or earlier termination of this Lease or at any time or from time to time during the Term, as may be necessary for the conduct of its business, take, remove, and carry away from the Premises, all fittings, plant, machinery, utensils, safes, vaults, and other articles upon the Premises in the nature of trade fixtures, but the Tenant shall in such removal do no damage to the Premises or shall make good any damage which may occasion thereto. The Tenant agrees that it will not, save as aforesaid, or in the event that it is substituting therefor new trade fixtures, remove any trade fixtures of any kind owned by the Tenant from the Premises until all rent due or to become due under this Lease during the Term herein provided for is fully paid.

          15.8 At the expiration or earlier termination of this Lease, the Tenant shall deliver the Premises to the Landlord in as good order and condition as at the commencement of this Lease, reasonable wear and tear accepted.

          ARTICLE 16

                                    DEFAULT

          16.1      The Tenant shall be in default hereunder:

          16.1.1 if it fails to pay any instalment of Minimum Rent when due or other amount required to be paid hereunder within five (5) days of demand therefor from the Landlord;

          16.1.2 if the Tenant fails to observe or perform any other covenant, agreement, term or condition contained herein on its part to be performed or observed and either:

          16.1.2.1 fails to cure such failure within ten (10) business days of notice thereof from the Landlord, or

          16.1.2.2 if such failure cannot be cured within the said ten (10) business day period, fails, following such notice, to proceed promptly with due diligence to cure same and thereafter to prosecute the curing of such failure with due diligence, or

          16.1.3 if the Tenant has adjudicated a bankrupt, or makes an assignment for the benefit of creditors or commences proceedings under any winding-up act or become subject to any other insolvency legislation, or

          16.1.4. if the Tenant sublets without Landlords consent, the Premises or any part thereof or assigns its rights hereunder or abandons the Premises or ceases to carry on an active business within the Premises, or

16.1.5 if any process of execution be enforced or levied against the Tenant or any of its property, or if a receiver, trustee, or sequestrator be appointed to the Tenant's property or any part thereof.

16.2 In the event of default, the Landlord may re-enter and take possession of the Premises by force or otherwise, as it may deem fit, as though the Tenant was holding over after the expiration of the Term without any right whatsoever.

        In the event of default, the Landlord may either terminate this Lease, or it may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate reletting, and relet the Premises or any part thereof as agent of the Tenant for such term or terms and at such rentals, and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each reletting, all rent and other monies received by the Landlord from the reletting shall be applied, first to the payment of indebtedness other than rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of reletting, including brokerage and solicitors' fees, and costs of the alterations and repairs, and third to the payment of rent due and unpaid hereunder. The residue, if any, shall be held by the Landlord and applied in payment of future rent as it becomes due and payable. If the rent received from reletting during a month is less than the rent to be paid during that month by the Tenant, the Tenant shall pay the deficiency to the Landlord. The deficiency shall be calculated and paid monthly. No re-entry by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite reletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If Landlord re-lets the premises for a period that is equal to or surpasses the length of the present lease, the lease shall be terminated and all obligations of the Tenant shall be null & void.

16.3 In the event of termination of this Lease, the Landlord shall be entitled to recover from the Tenant all damages it suffers by reason of the Tenant's default, which the parties acknowledge, shall include:

16.3.1 the cost of recovery, including the cost of alterations and repairs considered by the Landlord necessary to facilitate reletting; and,

16.3.2  reasonable legal fee; and,

16.3.3 the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the remainder of the Term over the then rental of the Premises for the remainder of the Term; and,

16.3.4  the aggregate rent for the unexpired portion of the Term.

The Tenant agrees to pay the Landlord the foregoing amounts immediately upon termination of this Lease as damages and not as a penalty.

16.4 The Landlord shall, over and above the rights herein enumerated, have all legal rights and remedies permitted by and available under the laws of the Province of Quebec for the collection of any rent due or to become due hereunder, and for the seizure and sale of any property liable as security for payment of such rent.

ARTICLE 17


                          RESPONSIBILITY AND DAMAGES

17.1 The Landlord shall be entitled, at its sole option, and without liability or obligation to Tenant, to discontinue or modify any services required of it under this Lease during such time as may be necessary, or as Landlord may deem advisable, by reason of accident, or for purposes of effecting repairs, replacements, alterations or improvements; and without limiting the foregoing, Landlord shall not be liable to Tenant or others for direct or indirect damages or discomfort by reason of failure or any reason to supply the said services or any of them, or for interruption to Tenant's business, the Landlord, however, undertaking to correct any such failure and/or to effect such repairs, replacements, alterations, or improvements with reasonable diligence.

17.2 The Landlord shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person which such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the Building or from the water, steam, sprinkler, or draining pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any other Tenant of the Building, but the Landlord shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, after notice of same, when it is within its power and obligation to do so. Nor shall the Tenant be entitled to any abatement or rental in respect of any such condition, failure or interruption of service.

     Without restricting the foregoing, Landlord shall not be liable for any other damage to or loss, theft, or destruction of property, or death of, or injury to, persons at any time in or on the Premises or in or about the Building, however occurring, except that directly caused by the gross negligence of Landlord. Notwithstanding the foregoing, liability of Landlord shall under no circumstances extend to any property other than normal office furniture which term, without limiting its normal meaning shall not include items such as displays, valuable articles, securities, specie, papers, or other similar items.

     Tenants shall give to Landlord prompt written notice of any accident to or defect in the water pipes, gas pipes, heating or air-conditioning equipment when supplied by Landlord, electric light, elevators, wires or other service of any portion of the Premises.

     The Tenant shall indemnify and save harmless the Landlord from all claims, actions or demands whatsoever resulting from the events referred to in second paragraph of clause 17.2, as well as from any act or omission of the Tenant, its agents, customers and employees.

     The Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of any emergency.

17.3 Tenant covenants and agrees that it shall protect, save and keep the Landlord harmless and indemnified against any penalty or damage or change imposed for any violation of any laws or ordinances occasioned by the Tenant or those connected with the Tenant, and that it shall protect, indemnify, save and keep harmless the Landlord against any and all damage or expense arising out of any accident or other occurrence on or within the Premises causing injury to any person or property and against any and all damage or expense arising out of any failure of Tenant in any respect to comply with and perform of the requirements and provisions of this Lease and that such obligation to indemnify shall survive the termination of this Lease.

ARTICLE 18

                                    NOTICE

18.1 Any notice, election, demand, declaration or request which may be or is or are required to be given or made pursuant to this Lease shall be given or made in writing, and shall be delivered to the party for whom it is intended or mailed by prepaid registered mail:

          18.1.1 in the case of the Landlord, addressed to:

                 1411 Peel Street
                 Suite 700
                 Montreal, Quebec
                 H3A 1S5

          or such other address as Landlord may from time to time advise Tenant by notice in writing:

          18.1.2 in the case of the Tenant, addressed to:

                 1260 Crescent
                 Suite 200
                 Montreal, Quebec
                 H3G 2A9

          The Tenant elects domicile at the premises hereby leased for the purpose of service of all instruments in connection with any proceedings taken hereunder.

          18.1.3 The date of receipt of any such notice, election, demand, declaration, or request, shall be deemed to be the date of delivery of same, if delivered personally or if mailed as aforesaid on the third business day following the date of such mailing, provided that if at the next date of such mailing, the postal service in Canada is on strike, such notice, election, demand, or request shall be served personally.

          ARTICLE 19

                                RIGHT OF ENTRY

          19.1 During the last six months of the Term or one of the Option Periods as the case may be, the Landlord, with notice, may enter the Premises for reasonable periods during business hours to exhibit the Premises to prospective lessees. At any time during the Term or one of the Option Periods, the Landlord may enter the premises for reasonable periods during business hours to exhibit the Premises to prospective purchasers.

          ARTICLE 20

                             TERMINATION OF LEASE

          20.1 Should a decision by the Landlord, or his successor(s) in title, be made to demolish the building in whole or in part, for any reason, then in such event the Landlord, or his successor(s) in title, shall have the right to cancel the existing lease by giving the Tenant a six (6) month prior written notice to such effect. In such event, the Tenant agrees that it will vacate the leased Premises forthwith upon the expiry of the said six (6) month period, and the Tenant shall not have the right to any compensation or damages for such early termination.

          ARTICLE 21

                        RELOCATION WITHIN THE BUILDING

          21.1 The Landlord shall have the right from time to time to relocate the Tenant in the Building to other equivalent premises in the Building by giving the Tenant a thirty-(30) day written notice. In such event, the Landlord shall reimburse Tenant for its reasonable out of pocket disbursements too physically move & install the assets from the premises to the new premises. In addition, Landlord shall compensate the Tenant for the undepreciated cost of the Tenant's improvements left in the Premises. Tenant shall provide proof of such cost.

          ARTICLE 22

                             BROKERAGE COMMISSION

          22.1 As per Commission Agreement with T.C.B. International, Inc., dated May 20/th/, 1999.

          ARTICLE 23

                                 SUBORDINATION

          23.1 It is an essential condition of this Lease that all rights of the Tenant hereunder will be subordinated to the rights of any hypothecate creditor or of any other assignee of Landlord's rights under this Lease, and that Tenant recognise any such Secured Lender or assignee as Landlord or assignee as Landlord herein.

          ARTICLE 24

                              RENOVATIONS RIGHTS

          24.1 The Landlord shall have the right from time to time to make such renovations to the Building, as it deems necessary to enhance the character, quality and reputation of the Building. The Tenant undertakes to co-operate with the Landlord to facilitate such renovations and agrees that during the period of such renovations, it will not be entitled to any reduction in rentals, or to the recovery of damages from the Landlord resulting from loss of business during the period of renovations.

          ARTICLE 25

                                    SIGNAGE

          25.1 The Tenant agrees not to paint, affix, nor display anything, including, without limitation, any advertisement or notice ("Signage") to the exterior of the Premises without, in each instance, the prior written approval of the Landlord. Further, if the Landlord, acting reasonably, objects to any Signage in any part of the interior of the Premises, which is visible from the exterior thereof, Tenant shall forthwith remove same at Tenant's cost and expense.

          25.2 The Tenant shall erect and maintain an identification sign or signs of a type or types and in a location or locations specified in writing by the Landlord, design subject to Landlords approval and after having received all necessary permits and/or authorisations. Any such sign shall remain the property of the Tenant, shall be maintained by the Tenant at its sole cost and expense, and Tenant shall pay for the electricity consumed by such sign.

          25.3 Landlord shall place, if space is available, Tenant's corporate name(s) in both the English and French languages and suite number onto the Building directory and in the hallways on Tenant's floor(s) in a form and style of lettering equivalent to Landlord's other tenants in the Building. Landlord shall provide Tenant with Tenant's name(s), in a form and style of lettering in accordance with Building standards, which landlord shall install on the entrance door of Premises. The Tenant reserves the right to request that the Landlord announce more than one name in the above areas up to a maximum of four names as designated by the Tenant.

          ARTICLE 26

                              SPECIAL CONDITIONS

26.1 Provided Tenant is not in default under this Lease at the time of exercise of its right by virtue of this article, Tenant shall have the right to renew this Lease for a further period of five years (5) commencing on August 1/st/, 2004 and terminating on July 31/st/, 2009. In the event that the tenant wishes to exercise this right, it shall give the landlord written notice by prepaid registered mail of its intention to renew, at least nine (9) months prior to the date of expiration of the term, failing which is right to renew herein granted shall lapse and be null and void ipso facto. All the terms and conditions as contained in the Lease shall remain the same except that the Minimum Rent shall be negotiated and shall not be less than the amount paid in the last lease year. Should no agreement be reached at least three (3) months prior to the expiration of the Term, said option to renew shall become null and void, and the Lease shall expire.


ARTICLE 27

                              ADDITIONAL CHARGES

27.1 Tenant & Landlord shall pay their own legal costs for the negotiation of the present Lease.


ARTICLE 28

                      EXPIRATION OF THE TERM OF THE LEASE

Subject to Article 20.1 hereof, Tenant shall give Landlord six (6) months' written notice prior to the date of expiration of this Lease or any renewal thereof, of its intention to vacate the Premises, failing which Landlord may, at its option, give written notice to tenant within a period of no less than thirty
(30) days before the date of expiration of this Lease or any renewal that this Lease is renewed for a further period of (12) months from the said date of expiration under the same terms and conditions as herein set forth. If neither of the notices hereinabove described is given, the present Lease shall terminate ipso facto and without notice or demand on the date foreseen for expiry of this Lease, and any continued occupation of the Premises by the Tenant shall not have the effect of extending the period or of renewing the present Lease for any period of time, the whole notwithstanding any provisions of law, and the Tenant shall be presumed to occupy the Premises against the will of the Landlord, who shall thereupon be entitled to make use of any and all remedies provided by law, provided, however, that Landlord shall have the right of its sole option, in the event of any such continued occupation by Tenant to give to Tenant at any time, written notice that Tenant may continue to occupy the Premises under a tenancy from month to month in consideration of a rental equal to twice the monthly instalment of Minimum Rent provided for in the present Lease for the month immediately preceding the expiry of this Lease, and the Tenant shall also pay its Proportionate Share of the Operating Costs and taxes for such period, and all other terms and conditions of the present Lease shall remain applicable.

28.2 In the event where, notwithstanding written opposition by the Landlord, Tenant should continue to occupy the Leased Premises, for any reason whatsoever, after the expiry of the present Lease, the Landlord shall be entitled to claim from the Tenant its Proportionate Share of Operating Costs and taxes, as well as a penalty for its failure to vacate the Premises for each month or portion of a month during which such occupancy will have lasted. For the first month of such occupancy, the penalty shall be equal to twice the monthly instalment of Minimum Rent provided for in the present Lease for the month immediately preceding the expiry of this Lease. This monthly penalty shall be increased by one hundred percent (100%) automatically and on a monthly basis, the first day of each additional month, without prejudice to all other rights and/or recourses of the Landlord, namely and without restricting the generality of the foregoing, to any recourses such as injunction, expulsion, seizure and/or damages that the Landlord may deem necessary to exercise together with the herein above penalty clause.

     ARTICLE 29

                                 EXPROPRIATION

     29.1 If the whole or any part of the Building shall be expropriated or taken in any manner for any public or quasi-public use or purpose, the Landlord, at its option, may terminate the Lease upon giving notice in writing to the Tenant that the term thereof shall expire upon the day when possession is required for such purpose or upon a date to be fixed by the Landlord for such termination, whereupon the Landlord shall have no liability towards the Tenant of any nature whatsoever. Nothing herein contained shall be deemed to diminish the indemnity claim of either the Tenant or Landlord against the expropriating authority. Landlord shall have no obligations to contest any expropriation proceeding.

     ARTICLE 30

                                 MISCELLANEOUS

     30.1 This Lease may not be registered, except by memorial. If this Lease is registered by memorial, the Tenant agrees to cause the registration to be radiated upon the termination of this Lease, hereby constituting the Landlord its attorney for such purposes.

     30.2 This Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns.

     30.3 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     30.4 Each Article and Section of this Lease, and any part thereof, shall be interpreted separately, and the nullity of any Article or Section or any part thereof, shall not render the remaining parts of the lease null.

     30.5 Landlord shall have the right, from time to time, to make reasonable rules and regulations for the operation, safety, and cleanliness, of the Building, and when forwarded to the Tenant, such rules and regulations shall form part of this Lease. The Rules and Regulations annexed hereto as Schedule "A" form part of this Lease.

     30.6 This Lease shall be governed by and construed in accordance with the laws of the Province of Quebec.

     30.7 The parties hereto declare that they have required that this Lease be drawn in the English language. Les parties aux presentes declarent qu'elles ont exige que le present bail soit redige en langue anglaise.

     30.8 The tender of the present lease document to the Tenant by the Landlord does not constitute an offer to lease. Landlord shall, in no event be bound by the terms hereof, unless and until it shall have executed the lease document.

     30.9 The rider annexed hereto forms part of this Lease.

     30.9.1 The Schedule "B" annexed hereto forms part of this Lease.

     IN WITNESS WHEREOF the parties have executed this Lease as of the date first mentioned above.

                            MARINE PROPERTIES LTD.


          ________________________        Per:________________________
          Witness                          Mr. Sheldon Mintzberg
                                                Landlord




          ________________________        Per:________________________
          Witness                          Mr. Elliott Aintabi
                                                Landlord





                       INTER CAPITAL CANADA. INC.



          /s/ Linda                       Per: /s/ Alex Kennedy
          -------------------------            -----------------------
          Witness                          Mr. Alex Kennedy
                                                President

SCHEDULE "A"

                             RULES AND REGULATIONS

  1. The sidewalks, entries, passages and staircases shall not be obstructed or used by the Tenant, its agents or servants for any purpose other than ingress to and egress from the offices. The Landlord reserve entire control of the sidewalks, entries, corridors and passages not within the premises, washrooms, lavatories, air conditioning, closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, flues, stacks, pipe stafts, ducts and all parts of the building employed for the common benefit of the Tenants, and shall have the right to place such signs and appliances therein, as they may deem advisable, provided that ingress to egress from the premises is not impaired thereby. Furthermore, nothing shall be thrown by the Tenant, the officers, clerks, or servants of the Tenant out of the windows or doors, or down the passage or lightwells of the building.

  2. The Landlord shall have the exclusive right to prescribe the weight and proper positions of metal safes or machinery as well as the right to prescribe the weight and position of any floor load. All damage done to the building or premises by moving or using heavy equipment of any description or furniture contrary to the Landlord's prescriptions shall be repaired at the expense of the Tenant. No such equipment or furniture shall be moved unless a time therefore has been arranged with and consented to by the Landlord.

  3. The Tenant shall not permit the introduction into the premises or the building of any machine or mechanical device of any nature whatsoever which may be liable to cause objectionable noise or vibration or be injurious to the premises or building.

  4.  Canvassing, soliciting and peddling in the building are prohibited.

  5. Furniture, bulky articles and construction materials, which the Tenant may require from time to time for the construction of internal partitions or for the purpose of effecting alterations or improvements shall be carried to the premises at such hour and in such manner as the Landlord, may reasonably designate. Any damage, which may be caused to the building or the premises by the carrying of such furniture, bulky articles or construction materials to or from the premises shall be at the responsibility and cost of the Tenant.

  6. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

  7. If any apparatus used or installed by the Tenant requires a permit as a condition for its installation, the Tenant must file a copy of such permit with the Landlord.

  8. The Tenant shall give the Landlord prompt written notice of any accident to or defect in water or gas pipes, heating or sprinkler system in the demised premises, of which he is aware.

  9. The Tenant shall not permit or allow any employee or other person to conduct any business, enterprise of any kind in or from the premises other than that specifically provided for in the present lease.

 10. No animals or birds shall be brought or kept in or about the premises or the building.

 11.  No auction sales shall be allowed in the premises of the building.

 12. The Tenant shall be responsible for the cleaning of any drapes and/or curtains that may be installed by the Tenant in the premises.

          13. The water closets and other water apparatus shall not be used for any purpose but those for which they are constructed, and no sweepings, rubbish, rags, ashes, chemicals or other substances shall be thrown therein.

          14. The Tenant will not do anything nor permit anything to be done on the Leased Premises or in the said building which may be injurious or annoying to the Landlord or to any person lawfully on the premises of the Landlord, or anything which the Landlord may reasonably deem to be a nuisance, or which may be calculated to damage the business or reputation of the Landlord, or the satisfaction operation of the building, and the Tenant shall not do or permit anything to be done in or upon the Leased Premises or the building which will in any way obstruct or interfere with the rights of any Tenants or persons having business with them, or permit any employees to smoke or congregate in the halls of the said building, or do or permit anything to be done or bring or keep anything upon the Leased Premises or in said building which will, in any way, increase the risk of fire, and/or the rate of fire insurance on the building or any part thereof or on any property kept therein, or conflict with the laws relating to fires or with the regulations of the Fire Department and/or Health Department, or with any of the Rules, Regulations, By-Laws and/or Ordinances of the Government Agencies, and/or the Fire Underwriters and/or of any lawful authority.

          15. The Tenant shall not be permitted to use or keep in the said building any coal oil, gasoline, burning fluid, or other inflammable, explosive or illuminating materials, except such as are permitted by the Fire Underwriter's Association.

          16. The Tenant, when closing the premises, during the day or evening, shall have all windows closed, to avoid possible damage from fire, storms, rain or freezing, and will not shut off the radiators when the premises are locked.

     SCHEDULE "B"

               Attached to and forming part of the Lease between

               MARINE PROPERTIES LTD.
               as LANDLORD

               INTER CAPITAL CANADA INC.
               as TENANT

               Dated:____________________________



               CONSTRUCTION OF LEASED PREMISES

     TENANT'S WORK
     -------------

          Notwithstanding the foregoing, after completion of Landlord's work and saidforthherein, the Tenant will do such further work as is necessary for the carrying out of its business.

     SATELLITE DISH

          Tenant, under its own expense, shall be permitted to install a satellite dish on the roof of the building.

     LANDLORD'S WORK
     ---------------

          According to lease:

            a) Landlord will clean existing carpet and repair as needed in accordance to schedule "B" attached hereto.

            b) Landlord will paint premises according to Tenants choice of color from Landlords samples

            c) Landlord will modify walls & ensure standard plugs & air conditioning is in working order in accordance to schedule "B" attached hereto.

SCHEDULE "C"

                           CERTIFICATE OF INSURANCE

This is to certify that the Policy or Policies as described below have been issued to the insured named below and are in force at this time. If the said insurance is cancelled, changed or lapsed during its term in such a manner as to effect this Certificate, thirty (30) days written notice of such change, cancellation or lapse will be mailed to the party designated below for whom this certificate is issued.

     I.    Name and address of party to whom the Certificate is issued:

     II.   Name of insured:

     III.  Location of Operations to which this Certificate applies:

     IV.   Policy No:

     V.    Insurer:

     VI.   Expiry Date:

     VII.  Type of Insurance:

                                                                    SCHEDULE "B"















                              [PLAN APPEARS HERE]